As filed with the Securities and Exchange Commission on June 13, 2014

Registration No. 333-194470

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

China Recycling Energy Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	90-0093373 (I.R.S. Employer Identification Number)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi’an City, Shaanxi Province

China 710068

+ 86-29-8769-1097

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Guohua Ku, Chief Executive Officer

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China

+ 86-29-8769-1097

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas Wardell, Esq.

Jeffrey Li, Esq.

Derek Swanson, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, NE, Suite 5300

Atlanta, Georgia 30308

(404) 527-4000

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, $0.001 par value per share	8,766,547	$2.62	$22,968,353.14	$2,958.32
TOTAL				$2,958.32	(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of Common Stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $2.62, the average of the high and low reported sales prices of the Registrant's Common Stock on the NASDAQ Global Market on June 9, 2014.
(3)	Previously paid: $3,771.30. The difference between the amount previously paid and the current registration fee shall be kept on file as a credit against future registration statements filed by the registrant.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 13, 2014

PRELIMINARY PROSPECTUS

China Recycling Energy Corporation

8,766,547 Shares

of

Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 8,766,547 shares of our Common Stock, par value $0.001 (the “Shares”), which may be offered and sold from time to time by Pucheng Xin Heng Yuan Biomass Power Generation Corporation, a limited liability company incorporated in the People’s Republic of China (the “Selling Stockholder”), as further described and set forth in the “Selling Stockholder” section of this prospectus.

      The Selling Stockholder, or its pledgees, donees, transferees or other successors-in-interest, may resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Further, the Selling Stockholder may resell the Shares offered for resale through this prospectus to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder, but we will bear all costs, fees and expenses in connection with the registration of the Shares offered by the Selling Stockholder. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of the Shares offered for resale through this prospectus.

For information regarding the Selling Stockholder and the times and manner in which it may offer or sell the Shares, see “Selling Stockholder” or “Plan of Distribution.”

Our Common Stock is quoted on the NASDAQ Global Market under the symbol “CREG.” On June 9, 2014, the last reported sale price for our Common Stock on the NASDAQ Global Market was $2.65 per share.

Investing in shares of our Common Stock involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as supplemented by the risk factors set forth in our Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2014, which have been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2014 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This means the securities described in this prospectus may be offered and sold in one or more offerings using this prospectus from time to time as described in the “Plan of Distribution.”

You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares.

Unless the context otherwise requires, the terms “CREG,” “the Company,” “we,” “us” and “our” in this prospectus refer to China Recycling Energy Corporation, our subsidiaries and consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

The Company

We currently engage in the recycling energy business, providing energy savings and recycling products and services. We are a leading developer of waste energy recycling projects for industrial applications in China, and we believe we are the only developer to use a Build-Operate-Transfer (“BOT”) model to provide energy saving and recovery facilities for multiple energy intensive industries in China.  Our waste energy recycling projects allow customers who use substantial amounts of electricity to recapture previously wasted pressure, heat, and gas from their manufacturing processes to generate electricity. We currently offer waste energy recycling systems to companies for use in iron and steel, nonferrous metal, cement, coal and petrochemical plants.  We construct our projects at our customer’s facility and the electricity produced is used on-site by the customer. While some of our competitors offer projects targeting one or two verticals, we serve multiple verticals.

We develop fully-customized projects across several verticals to better meet customer’s energy recovery needs.  Our waste pressure-to-energy solution primarily consists of the Blast Furnace Top Gas Recovery Turbine Unit (“TRT”), a system that utilizes high pressure gas emitted from the blast furnace top to drive turbine units and generate electricity. Our waste heat-to-energy solution primarily consists of heat power generation projects for applications in cement, steel, coking coal, and nonferrous metal industries, which collect the residual heat from various manufacturing processes, e.g. the entrance and exit ends of the cement rotary kilns, to generate electricity. Our waste gas-to-energy solution primarily consists of the Waste Gas Power Generation system (“WGPG”) and the Combined Cycle Power Plant (the “CCPP”).  A WGPG system utilizes flammable waste gas from coal mining, petroleum exploitation, refinery processing or other sources as a fuel source to generate electricity through the use of a gas turbine. A CCPP system employs more than one power generating cycle to utilize the waste gas, which not only generates electricity by burning the flammable waste gas in a gas turbine (as a WGPG) but also uses the waste heat from burning the gas to make steam to generate additional electricity via a steam turbine.

We provide a clean-technology and energy-efficient solution aimed at reducing the air pollution and energy shortage problems in China. Our projects capture industrial waste energy to produce low-cost electricity, enabling industrial manufacturers to reduce their energy costs, lower their operating costs, extend the life of primary manufacturing equipment. Based on the differential between the cost to our customers of buying power from China’s national power grid and the cost to them of buying one of our projects, we believe our customers can recover the cost of our project within two to three years of operations.  In addition, our waste energy recycling projects allow our industrial customers to reduce their reliance on China’s centralized national power grid, which is prone to black-outs or brown-outs or is completely inaccessible from certain remote areas. Our projects generally produce lower carbon dioxide emissions and other pollutants, and are hence more environmentally-friendly than other forms of power generation.

Since 2007, we have primarily used the BOT model to serve our customers. For each project, we design, finance, construct and install the waste energy recycling projects for our customers, operate the projects for five to twenty years, and then transfer the projects to the owners. The BOT model creates a win-win solution for both our customers and us. We provide the capital expenditure financing in exchange for attractive returns on each project; our customers can focus their capital resources on their core businesses, do not need to invest additional capital to comply with government environmental regulations, reduce noise and emissions and reduce their energy costs. We in turn efficiently recapture our costs through the stream of lease payments.

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Our business is primarily conducted through our wholly-owned subsidiary, Sifang Holdings, its wholly-owned subsidiaries, Huahong New Energy Technology Co., Ltd. (“Huahong”) and Shanghai TCH, Shanghai TCH’s wholly-owned subsidiaries, Xi’an TCH Energy Technology Company, Ltd (“Xi’an TCH”), Xi’an TCH’s wholly-owned subsidiary Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”) and Xi’an TCH’s 90% owned subsidiary Xi’an Zhonghong New Energy Technology Co., Ltd. Shanghai TCH was established as a foreign investment enterprise in Shanghai under the laws of the PRC on May 25, 2004, currently with registered capital of $29.80 million. Xi’an TCH was incorporated in Xi’an, Shaanxi Province under the laws of the PRC on November 8, 2007. Erdos TCH was incorporated in April 2009. Huahong was incorporated in February 2009. Xi’an Zhonghong New Energy Technology Co., Ltd. was incorporated in July, 2013.

Our Projects

We design, finance, construct, operate and eventually transfer waste energy recycling projects to meet the energy saving and recovery needs of our customers. Our waste energy recycling projects use the pressure, heat or gas, which is generated as a byproduct of a variety of industrial processes to create electricity. The residual energy from industrial processes, which was traditionally wasted, may be captured in a recovery process and utilized by our waste energy recycling projects to generate electricity without burning additional fuel and without additional emissions.  Among a wide variety of waste-to-energy technologies and solutions, we primarily focus on waste pressure to energy systems, waste heat to energy systems and waste gas power generation systems. We do not manufacture the equipment and materials that are used in the construction of our waste energy recycling projects. Rather, we incorporate standard power generating equipment into a fully integrated onsite project for our customers.

Transaction Exempt From Registration Under The Securities Act: Selling Stockholder

As reported on a Form 8-K, filed September 16, 2013, on September 5, 2013, consistent with our overall business model, our wholly-owned subsidiary, Xi’an TCH entered into a Biomass Power Generation Asset Transfer Agreement (the “Transfer Agreement”) with Pucheng Xin Heng Yuan Biomass Power Generation Corporation, a limited liability company incorporated in the PRC (the “Selling Stockholder”). The Transfer Agreement provided for the transfer and sale, from the Selling Stockholder to Xi'an TCH, of a set of 12MW biomass power generation systems. As consideration for the biomass power generation systems, Xi'an TCH agreed to pay the Selling Stockholder RMB 100,000,000 (approximately $16.48 million) in the form of 8,766,547 shares of our Common Stock (the “Shares”), at a price per Share of $1.87. The price per Share was based on the closing price of our Common Stock on September 5, 2013 ($1.88). The Shares were issued to the Selling Stockholder on October 29, 2013.

The Shares issued to the Selling Stockholder, pursuant to the Transfer Agreement, and covered by this prospectus, were issued to a non-U.S. person (as such term is defined in Regulation S) in an offshore private placement transaction exempt from registration pursuant to Regulation S of the Securities Act. We are registering the Shares covered by this prospectus to satisfy our obligations under the Transfer Agreement.

Our Corporate Information

We are headquartered in China. Our principal executive offices are located at 12/F, Tower A, Chang An International Building, No. 88 Nan Guan Zheng Jie, Xi’an City, Shaanxi Province, China, and our telephone number at this location is +86-29-8769-1097. Our website address is www.creg-cn.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investing in shares of our Common Stock involves certain risks. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K, as supplemented by subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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These risks could materially affect our business, results of operation or financial condition and affect the value of our Common Stock. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Neither we nor any of the selling stockholders undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares covered by this prospectus. The Selling Stockholder will receive all of the proceeds. However, we will pay all costs, fees and expenses incurred in connection with the registration of the Shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation and Amended and Restated Bylaws and applicable provisions of the Nevada Revised Statutes.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Articles of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001.

DESCRIPTION OF COMMON STOCK

As of June 12, 2014, there were 60,946,182 shares of our Common Stock outstanding, held by approximately 2,730 stockholders of record. Our Common Stock is currently traded on the NASDAQ Global Market under the symbol “CREG.”

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

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All issued and outstanding shares of our Common Stock are fully paid and nonassessable. The Shares that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Nevada Anti-Takeover Provisions

We are subject to the Nevada anti-takeover laws regulating corporate takeovers. With certain exceptions, this law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Nevada law also provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined in the statute as an interest in excess of a 1/5, 1/3 or 1/2 interest, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless the corporation’s other stockholders, by majority vote, grant voting rights to such shares. Presently, we have not opted out of this provision. This law only applies to corporations that do business within the State of Nevada and have a significant number of stockholders with addresses in the State of Nevada.

SELLING STOCKHOLDER

We have agreed to register the Shares (8,766,547 shares of our Common Stock) that are beneficially owned by the Selling Stockholder.

On September 5, 2013, our wholly-owned subsidiary, Xi’an TCH entered into a Biomass Power Generation Asset Transfer Agreement (the “Transfer Agreement”) with Pucheng Xin Heng Yuan Biomass Power Generation Corporation, a limited liability company incorporated in the PRC (the “Selling Stockholder”). The Transfer Agreement provided for the transfer and sale, from the Selling Stockholder to Xi'an TCH, of a set of 12MW biomass power generation systems (the “Transferred Assets”). As consideration for the Transferred Assets, Xi'an TCH agreed to pay the Selling Stockholder RMB 100,000,000 (approximately $16.48 million) in the form of 8,766,547 shares of our Common Stock (the “Shares”), at a price per Share of $1.87. The price per Share was based on the closing price of our Common Stock on September 5, 2013 ($1.88). The Shares were issued to the Selling Stockholder on October 29, 2013 pursuant to Regulation S of the Securities Act.

The Transfer Agreement contained customary representations, warranties and covenants, including, but not limited to, the following: (i) due authority and authorization to enter into the Transfer Agreement (ii) each party obtaining all necessary consents and approvals; (iii) Selling Stockholder’s confirmation of full ownership of the transferred assets and non-infringement of intellectual property rights; and (iv) satisfactory transformation of the Transferred Assets. Breaches of the representations and warranties were, and continue to be, subject to customary indemnification provisions.

We are registering the Shares covered by this prospectus, in order to permit the Selling Stockholder to offer the Shares for resale from time to time, to satisfy our obligations under the Transfer Agreement.

The description contained herein of the terms of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement, a copy of which was attached as Exhibit 10.1 to the Form 8-K, filed September 16, 2013, and incorporated by reference herein.

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The Selling Stockholder has had a material relationship with the Company within the past three years. In connection with the Transfer Agreement, on September 5, 2013, Xi'an TCH also entered into a Biomass Power Generation Project Lease Agreement with the Selling Stockholder (the “Lease Agreement”). Pursuant to the Lease Agreement, Xi'an TCH agreed to lease the Transferred Assets to the Selling Stockholder, and consolidated this leasing arrangement with a previous, ongoing leasing arrangement entered into between the parties for a 12,000 KW biomass power generation station relating to the Pucheng Phase I project. This result is a single, consolidated lease for RMB 3.8 million (approximately $0.63 million) per month. The term of the consolidated Lease Agreement is from September 2013 to June 2025. Upon expiration of the lease term, ownership of the Transferred Assets will be transferred from Xi'an TCH back to the Selling Stockholder at no additional charge. The description contained herein of the terms of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which was attached as Exhibit 10.2 to the Form 8-K, filed September 16, 2013, and incorporated by reference herein. The leasing arrangement, and our prior contractual relationship with the Selling Stockholder, is also described in greater detail in our periodic reports. Other than as described above, the Selling Stockholder does not have, and within the past three years has not had, any position, office or material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the Selling Stockholder, the number of shares of our Common Stock beneficially owned by the Selling Stockholder as of March 5, 2014, and the number of shares that may be offered for resale by the Selling Stockholder from time to time as described in the “Plan of Distribution.” The Shares may also be sold by donees, pledgees, and other transferees or successors in interest of the Selling Stockholder.

      The Selling Stockholder may decide to sell all, some, or none of the Shares. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of the Shares covered by this prospectus. We cannot provide you with any estimate of the number of shares of our Common Stock that the Selling Stockholder will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentage of ownership is based on an aggregate of 60,946,182 shares of our Common Stock issued and outstanding on June 12, 2014.

Number
of Shares
	Number		Shares	of Common Stock		Percent
	of Shares	Percent	Available	To Be Owned		of Common Stock
	of Common Stock	of Common Stock	for Sale	After		to be Owned
	Owned Before	Owned Before	Under This	the Termination		After Completion
Name of Selling Stockholder	the Offering	the Offering	Prospectus	of the Offering		of the Offering
Pucheng Xin Heng Yuan Biomass Power Generation Corporation (2)	8,766,547	14.38%	8,766,547		(1)		(1)

(1)	Because (a) the Selling Stockholder may offer all or some of the Shares covered by this prospectus, (b) the offering of the Shares is not being underwritten on a firm commitment basis, and (c) the Selling Stockholder could purchase additional shares of our Common Stock from time to time, no estimate can be given as to the number of shares or percent of our Common Stock that will be held by the Selling Stockholder upon termination of the offering.

(2)	The address of Pucheng Xin Heng Yuan Biomass Power Generation Corporation is No 505, Block A, Bei Shao Men, Shi Ji Jin Yuan Residential Quarter, No. 14 Wei Yang Road, Xi'an City, Shannxi Province, China 71004. Mr. Xueyi Dong is the sole shareholder of Pucheng Xin Heng Yuan Biomass Power Generation Corporation and is the beneficial owner (i.e., exercises all investment discretion and voting control) of the shares owned by Pucheng Xin Heng Yuan Biomass Power Generation Corporation.

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PLAN OF DISTRIBUTION

The Shares covered by this prospectus may be offered and sold from time to time by the Selling Stockholder.  We will not receive any of the proceeds from the sale by the Selling Stockholder of the Shares.  We will bear all fees and expenses incident to our obligation to register the Shares.

The term “Selling Stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the Selling Stockholder as a pledge, gift, partnership distribution or other non-sale related transfer.  The number of shares beneficially owned by the Selling Stockholder will decrease as and when they effect any such transfers.  The plan of distribution for the Shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder.  To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.  The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Once sold under this registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

The Selling Stockholder may make these sales at prices and under terms then prevailing or at prices related to the then current market price.  The Selling Stockholder may also make sales in negotiated transactions.  The Selling Stockholder may offer its shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	on the NASDAQ Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the Selling Stockholder may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

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•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the Selling Stockholder may offer the Shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods.  The Selling Stockholder may also transfer, donate or assign the Shares to lenders, family members and others and each of such persons will be deemed to be a Selling Stockholder for purposes of this prospectus.  The Selling Stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the Shares, and if the Selling Stockholder defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the Selling Stockholder, in order for the Shares to be sold under this registration statement, of which this prospectus forms a part of, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of Selling Stockholders to include the pledgee, secured party or other successors in interest of the Selling Stockholder under this prospectus.

The Selling Stockholder may also sell its shares pursuant to Rule 144 under the Securities Act, provided the Selling Stockholder meet the criteria and conform to the requirements of such rule.

The Selling Stockholder may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf.   Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). If the Shares are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent's commissions. Neither we, nor the Selling Stockholder, can presently estimate the amount of that compensation. If the Selling Stockholder notifies us that a material arrangement has been entered into with a broker- dealer for the sale of the Shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act, setting forth: (i) the name of each of the selling stockholder and the participating broker-dealers; (ii) the number of shares involved; (iii) the price at which the shares were sold; (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; (v) a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other fact material to the transaction.

The Selling Stockholder and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. The Company has advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply.

In offering the shares covered by this prospectus, the Selling Stockholder, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholder, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Any profits realized by the Selling Stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. We are not aware of the Selling Stockholder entering into any arrangements with any underwriters or broker-dealers regarding the sale of the Shares.

We have agreed to indemnify the Selling Stockholder against certain liabilities arising in connection with this offering; provided, however, the Company shall not indemnify the Selling Stockholder against liabilities arising out of, or based upon, any untrue statement or omission furnished to us by the Selling Stockholder.

7

LEGAL MATTERS

The validity of the Shares offered in this prospectus will be passed upon for us by McKenna Long & Aldridge LLP.

EXPERTS

The consolidated financial statements of China Recycling Energy Corporation and its subsidiaries as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, have been incorporated by reference in the registration statement in reliance on the report of Goldman Kurland Mohidin LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013, September 30, 2013 and March 31, 2014;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 30, 2014 that were incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Current Reports on Form 8-K filed on June 24, 2013, September 16, 2013, October 4, 2013, October 30, 2013, December 9, 2013, December 17, 2013; December 24, 2013; January 21, 2014; February 26, 2014, March 31, 2014, April 3, 2014 and April 22, 2014 and Current Report on Form 8-K/A filed on June 10, 2014; and

•	the description of our Common Stock contained in the Registration Statement on Form SB-2, filed with the Commission on July 29, 2005, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all shares of Common Stock registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

China Recycling Energy Corporation

12/F, Tower A

Chang An International Building

8

No. 88 Nan Guan Zheng Jie,

Xi’an City, Shaanxi Province, China

Attn: David Chong, Chief Financial Officer and Corporate Secretary

+86-29-8769-1097

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the Shares that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the Shares that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the Shares.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Global Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Global Market.

9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of the Shares being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$3,771.30

Legal fees and expenses		$15,000.00

Accounting fees and expenses

Printing and miscellaneous expenses

Total expenses	$

Item 15.	Indemnification of Directors and Officers.

With certain exceptions involving ouster, securities violations, commodities violations, receiving deposits in insolvent banks with knowledge of insolvency, and recovery by an insurer of profits realized from transactions made with unfair use of information, under Section 78.138 of the Nevada Revised Statutes, our directors and officers will not be individually liable to the Company, its stockholders or creditors for any damages as a result of any act or failure to act in their capacity as a director or officer unless it is proven that the act or failure to act breached fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud, or a knowing violation of law.

Pursuant to our Amended and Restated Bylaws, we are required to indemnify and hold harmless, to the fullest extent permitted by Nevada law, each officer and director of the Company who is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, against all expenses, liabilities and losses (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. Under Nevada law, any such indemnification is only available if such person is not liable under Section 78.138 of the Nevada Revised Statutes, as described above, or such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by our Amended and Restated Bylaws is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of our Articles of Incorporation, agreement, vote of our stockholders or directors, or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to our Bylaws, Articles of Incorporation, the Nevada Revised Statutes, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-10

We are entitled to purchase insurance on behalf of our officers and directors and we are required to do so pursuant agreements between us and each of our directors.

Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-11

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-12

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xi’an China, on the 13th day of June, 2014.

CHINA RECYCLING ENERGY CORPORATION

By:	/s/Guohua Ku
Guohua Ku
Chairman of the Board of Directors and Chief
Executive Officer (Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/Guohua Ku		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Gouhua Ku			June 13, 2014

/s/David Chong		Chief Financial Officer (Principal Financial Officer), Principal Accounting Officer and Secretary
David Chong			June 13, 2014

*		Director
Timothy Driscoll			June 13, 2014

*		Director
Julian Ha			June 13, 2014

*		Director
Albert McLelland			June 13, 2014

*		Director
Chungui Shi			June 13, 2014

*By:	/s/David Chong
David Chong
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (filed as Exhibit 3.05 to the Company’ s Form 10-KSB for the fiscal year ended December 31, 2001).

3.2	Fourth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 25, 2009).

4.1	Common Stock Specimen (filed as Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 dated November 12, 2004; 1934 Act File No. 333-120431).

5.1	Opinion of McKenna Long & Aldridge LLP.**

10.1	Biomass Power Generation Asset Transfer Agreement, dated September 11, 2013, by and between, Xi’an TCH Energy Technology Co., Ltd and Pucheng Xin Heng Yuan Biomass Power Generation Corporation (filed as Exhibit 10.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed June 10, 2014).

10.2	Biomass Power Generation Project Lease Agreement, dated September 11, 2013, by and between, Xi’an TCH Energy Technology Co., Ltd and Pucheng Xin Heng Yuan Biomass Power Generation Corporation (filed as Exhibit 10.2 to the Company’s Amendment No. 1 Current Report on Form 8-K filed June 10, 2014).

10.3	Biomass Power Generation Asset Transfer Agreement, dated June 29, 2010, by and between, Xi’an TCH Energy Technology Co., Ltd and Xueyi Dong (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 6, 2010).

10.4	Biomass Power Generation Project Lease Agreement, dated June 29, 2010, by and between, Xi’an TCH Energy Technology Co., Ltd and Xueyi Dong (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 6, 2010).

23.1	Consent of Independent Registered Public Accounting Firm.**

23.2	Consent of McKenna Long & Aldridge LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-3 filed on March 10, 2014)(Registration No. 333-194470).

** Filed herewith